SHARE PURCHASE AGREEMENT
                            ------------------------


This AGREEMENT is made as of the ___ day of March, 2002.

     GARUDA CAPITAL CORP., a company incorporated pursuant to the laws of Nevada, having an office located at 1895 26th Street, West Vancouver, British Columbia, V7V 4K2

     (herein referred to as "Garuda")

                                                               OF THE FIRST PART

AND:

     NATURAL PROGRAM INC., a company incorporated pursuant to the laws of Nevada, with its registered agent offices at 333 Holcomb Avenue, Ste 300 Reno, Nevada 89502

     (herein referred to as "Nat Pro")

                                                              OF THE SECOND PART

AND:

     THOSE SHAREHOLDERS OF NATPRO, signatory to this agreement as evidenced by their names and signatures affixed to the execution pages hereof.

     (herein referred to as the "Vendors")

                                                               OF THE THIRD PART


WHEREAS:

A. Garuda and NatPro entered a Letter Agreement dated February 26, 2002 for the purchase of all issued shares in the capital of NatPro (the "NatPro Shares");

B. Garuda wishes to acquire the NatPro Shares from the Vendors, and the Vendors have agreed to sell to Garuda all of their respective legal and beneficial interests in the NatPro Shares on the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payment of $10.00 to the Vendors the receipt and sufficiency of which is acknowledged, the premises and the mutual agreements herein contained (the receipt and adequacy of such consideration is hereby mutually admitted by each party), the parties hereby covenant and agree as follows:

1.   INTERPRETATION
     --------------

1.1 Definitions - In this Agreement the following words and phrases shall have the meanings set forth after each:


     (a) "Closing", "Closing Time", "Closing Date" - means 2:00 p.m. on the 1st of April, 2002, or such later time or date as may be agreed upon in writing by the parties hereto;

     (b) "Company Act" means Nevada Revised Statute 78 (NRS. 78) in effect at the date of this Agreement;

     (c) "Directors" - means the persons holding the position of director of Garuda;

     (d) "Garuda Financial Statements" - means the financial statements for Garuda, copies of which are contained in the Public Record;

     (e) "Material Contracts" - means those subsisting commitments, contracts, agreements, instruments, leases or other documents entered into by any party hereto, by which it is bound or to which it or its assets are subject which have total payment obligations on the part of NatPro which exceed $10,000.00 or are for a term of or in excess of two years, all as set out in Schedule "B" hereto;

     (f) "NatPro" - means Natural Programs , Inc., incorporated in Nevada under the Nevada Business Corporations Act; -

     (g) "NPC" - means Natural Program Ltd., the wholly owned subsidiary of NatPro, incorporated pursuant to the British Columbia Company Act;

     (h) "NatPro Shares" - means the common shares in the capital of NatPro issued and outstanding as of the Closing Date, all of which are being acquired hereunder;

     (i) "Public Record" - means the information filed by Garuda with the SEC, or on the EDGAR system, with the required Securities Commissions and with the Secretary of State for Nevada, as required in accordance with Securities Legislation requirements, and which record contains all material facts (as that term is defined by the Securities Legislation) relating to the corporate structure, business and operations of Garuda;

     (j)  "Purchase Price" means the sum of US$250,000;

     (k) "Purchase Shares" - means a total of 500,000 common shares in the capital of Garuda, issued at Closing at a deemed price of US$0.50 per share;

     (l) "Securities Legislation" means the Company Act of Nevada (NRS 78), the Securities (Uniform Act) of Nevada (NRS 90), the Securities Exchange Act of 1934, the Securities Act of 1933 and the equivalent securities legislation of the States of America which apply to Garuda, each as now enacted or as the same may be amended and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes;

     (m)  "Vendors" - means the holder of the NatPro Shares signatory hereto;

     (n) "NPC" Financial Statements" - means the financial statements of NPC for the annual period ending December 31, 2001, to consist of a balance sheet, statement of retained earnings, an income statement and a statement of changes in financial position of NPC including the notes to such financial statements, a copy of which is attached hereto as Schedule "C"; and

     (o) "NPC" - means Natural Program Ltd. a company incorporated pursuant to the laws of British Columbia, and which is now, or will be at Closing, a wholly owned subsidiary of NatPro.


1.2 Schedules - The following are the schedules to this Agreement:

           Schedule "A" - Shareholders and Shareholdings of NatPro Schedule "B" - Material Contracts
           Schedule "C" - NPC Financial Statements for the year ended
                          December 31, 2001

1.3 Accounting Interpretation - For the purposes of this Agreement, except as otherwise expressly provided herein all accounting terms not otherwise defined have the meanings assigned to them in accordance with generally accepted accounting principles applicable in the United States and applied on a basis consistent with prior years;

2.0  REPRESENTATIONS AND WARRANTIES
     -------------------------------

2.1 Representations and Warranties of the Vendors - In order to induce Garuda to enter into and to consummate the transactions contemplated by this Agreement, the Vendors jointly and severally hereby represent and warrant to Garuda as follows:

     (a) Organization and Good Standing of NatPro and NPC - NatPro and NPC are duly incorporated and validly existing and in good standing with respect to the filing of all reports in their respective jurisdictions of incorporation , and have all necessary corporate powers, authorities and capacity to own its assets and to carry on their respective businesses as presently conducted;

     (b) Vendors' Title - The list of Vendors set out in Schedule "A" is a complete list of all persons or parties having a beneficial claim to the NatPro Shares;

     (c) Authority - The Vendors, and each of them, have due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the NatPro Shares to Garuda as required by this Agreement;

     (d) Absence of Options, etc. - No Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option:

          (i) to require NatPro or NPC to issue any further or other shares in their respective capitals or any other security convertible or exchangeable into shares in their resoective capitals or to convert or exchange any securities into or for shares in the capital of NatPro or NPC;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of NatPro or NPC; or

          (iii) to acquire the issued shares of NatPro or NPC;

     (e) Financial Statements - That the NPC Financial Statements have been prepared in accordance with generally accepted accounting principles applied in Canada on a basis consistent with that of prior fiscal years; such Financial Statements present fairly the financial position of NPC as at the date thereof and the results of NPC's and the changes in NPC's financial position for the periods then ending;

     (e) Absence of Undisclosed Liabilities - Except as will be set out in the NPC Financial Statements or incurred subsequent to the date thereof in the ordinary and usual course of the business of NatPro and NPC, to the best of the Vendors' knowledge, information and belief, neither NatPro nor NPC will have any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise);

     (f) Title to Assets - At Closing NatPro will be the sole direct and beneficial shareholder of NPC, and at the execution hereof and at Closing NPC has title to all of the assets, real and personal, including those reflected in the NPC Financial Statements or acquired since the date of the NPC Financial Statements (except as since transferred, sold or otherwise disposed of in the ordinary course of business), as have been represented to be held by NPC, subject to such charges on its assets as have been required pursuant to the bank and debenture debts reflected in the NPC Financial Statements;

     (g) Material Contracts - Except for the contracts, agreements and debentures listed in Schedule "B", neither NatPro nor NPC is party to or bound by any material contract or commitment, whether oral or written, and the contracts, agreements and debentures listed in
          Schedule "B" are all in full force and effect and unchanged, no material default exists in respect thereof on the part of any of the other parties thereto, the Vendors are not aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such contracts or agreements, or take action under the debentures and Schedule "B" lists all the present outstanding material contracts entered into by NatPro or NPC in the course of carrying on their respective businesses;

     (h) Litigation - There is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against, or relating to NatPro or NPC, or affecting their respective assets, properties or business which might materially and adversely affect the assets, properties, business, future prospects or financial condition of NatPro and or NPC, and there is not presently outstanding against NatPro or NPC any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

     (i) Corporate Records - To the best of the knowledge of the Vendors, NatPro and NPC, have kept all corporate records required to be kept by the applicable legislation of their respective jurisdictions of incorporation, and such records are, or will at Closing be complete and accurate and contain all minutes of all meetings of directors and members of NatPro and NPC;

     (j) Permits and Licenses - NatPro and NPC hold all permits, licenses, consents and authorities issued by any government or governmental authority or any municipal, regional or other authority, or any subdivision thereof, which are necessary or desirable in connection with the conduct and operation of their respective businesses and the ownership or leasing of their respective assets and the conduct and operation of their respective business;

     (k) Undisclosed Information - The Vendors do not have any specific information relating to NatPro or NPC which is not generally known or which has not been disclosed to Garuda and which if known could reasonably be expected to have a materially adverse effect on the value of the NatPro Shares; and

     (l) Taxes - NatPro and NPC have each duly filed, if required to date, on a timely basis all tax returns required to be filed by them and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof.

and the Vendors covenant, represent and warrant to Garuda that all of the representations and warranties set forth in this Section 2.1 shall be true and correct at the Closing as if made on that date.

2.2 Survival - The representations and warranties of the Vendors contained in this Agreement shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price and, notwithstanding any investigations or enquiries made by Garuda prior to the Closing and notwithstanding the waiver of any condition by Garuda, the representations, warranties, covenants and agreements of the Vendors shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of one year from the Closing Date for all matters.

2.3 Reliance - The Vendors acknowledge and agree that Garuda has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of Garuda and that no information which is now known or which may hereafter become known to Garuda or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.

2.4 Independent Legal Advice - the Vendors acknowledge that they have been advised that this agreement has been prepared by legal counsel acting jointly for and by the consent of Garuda and NatPro. The Vendors are advised that they should seek their own independent legal advice prior to executing this agreement.

3.0 REPRESENTATIONS AND WARRANTIES OF GARUDA
    ----------------------------------------

3.1 Garuda represents and warrants to and in favour of the Vendors as follows and acknowledges that the Vendors are relying upon such representations and warranties in connection with the transactions contemplated herein:

     (a) Garuda is a Nevada company duly organized, validly existing and in good standing with respect to all filings required under applicable laws, has the corporate power and capacity to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified (save where failure to have such license or qualification is not in the aggregate material) and has the corporate power and capacity to enter into this Agreement and perform its obligations hereunder;

     (b) There are 1,247,575 Common Shares issued and outstanding as fully paid and non-assessable in the capital of Garuda, as at the date hereof;

     (c) no person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Garuda or any unissued securities of Garuda;

     (d) the financial statements contained in the Public Record present fairly the financial position of Garuda at the relevant dates and the results of its operations and cash flows for the periods indicated in the said statements and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied;

     (e) except as disclosed in the Public Record, there has been no material adverse change in the business or condition, financial or otherwise, of Garuda from that shown in the financial statements referred to in Paragraph (d) of this Section 3.0 and Garuda has not experienced, nor is it aware of any occurrence or event which has, or might reasonably be expected to have, a material adverse effect on the business or the result of its operations which would materially adversely affect the value of its business;

     (f) the execution and delivery of this Agreement and the consummation of the transaction contemplated herein do not and will not:

          (i) result in the breach or violation of any term or provision of the constating documents of Garuda; or

          (ii) conflict with, result in a breach or cancellation of, constitute a default under, invalidate or impair rights to properties under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Garuda is a party or by which it is bound or to which any property of Garuda is subject or result in the creation of any lien, charge or encumbrance upon any of the assets of Garuda under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; or

          (iii)violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Garuda;

     (g) the execution, delivery and performance of this Agreement and the performance of the transactions contemplated herein are within the corporate power and authority of Garuda and have been authorized by all necessary corporate action of Garuda; the directors of Garuda believe this transaction is in the best interests of Garuda and this Agreement constitutes a valid and binding obligation of Garuda;

     (h) Garuda is not a party to, or bound by, any agreements, covenants, undertakings or other commitments, on its own or as a result of any partnership or joint venture in which it is a partner or participant:

          (i) under which the transaction contemplated herein would have the effect of imposing restrictions or obligations on Garuda materially greater than those imposed upon Garuda or any such partnership or joint venture at the date hereof;

          (ii) which would give a third party, as a result of the consummation of the transaction contemplated herein, a right to terminate any material agreement to which Garuda or any such partnership or joint venture is a party or to purchase any of their respective assets; or

          (iii)under which the consummation of the transaction contemplated herein would impose material restrictions on the ability of Garuda to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status;

     (j) the description of the business of Garuda, its financial condition, assets and properties in the Public Record does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such description not misleading;

     (k) Garuda has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement;

     (l) except as disclosed in the Public Record, there is no basis for and there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Garuda contemplated or threatened, against or affecting Garuda or by any person or before any arbitrator of any kind which would prevent or hinder the consummation of this Agreement or which have resulted in, involve the possibility of or could involve the possibility of any judgment or liability which can reasonably be expected to have a material adverse effect on the business operations, properties, assets or condition, financial or otherwise, of Garuda;

     (m) there are no known or anticipated material liabilities of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, in respect of which Garuda is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements referred to in Paragraph (d) of Section 3.0 hereof or reflected in the Public Record or incurred in the ordinary course of business;

     (n) the corporate records and minute books of Garuda as required to be maintained by it under the laws of its jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its respective directors and shareholders and all resolutions consented to in writing;

     (o) except as disclosed in the Public Record Garuda does not have any material contracts, and each material contract or agreement between Garuda and any other person is in full force and effect and, to the best of the knowledge and belief of Garuda, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or lapse of time or both, would constitute such a material breach or default;

     (p) Garuda has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Garuda; there are no actions, suits, proceedings, investigations or claims now threatened or pending against Garuda in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

     (q) Garuda has withheld from each payment made to any of its officers, directors, former directors and employees the amount of all taxes including, but not limited to, income tax and other deductions required to be withheld therefrom and has paid the same to the proper tax and other receiving officers within the time required under any applicable tax legislation;

     (r) the common shares of Garuda are at present listed and posted for trading on the NASD Over the Counter Market (OTC Bulletin Board) and on no other stock exchange;

     (s) Garuda is a reporting issuer pursuant to the U.S. Securities Exchange Act of 1934 in good standing and in compliance with its obligations under such legislation and the rules and regulations thereunder, and all other Securities Legislation, both Federal and State;

     (t) all of Garuda's issued Common Shares were issued in compliance with Securities Legislation, and all applicable securities laws;

     (u) to Garuda's knowledge, Garuda is in compliance, in all material respects, with all applicable laws; and

     (v) none of the representations, warranties or statements of fact made in this Section contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading.

3.2 Survival - The representations and warranties of Garuda contained in this Agreement shall survive the Closing and the purchase of the NatPro Shares, and, notwithstanding the Closing and the purchase of the NatPro Shares, the representations and warranties of Garuda shall continue in full force and effect for the benefit of the Vendors for a period of one year from the Closing Date.

3.3 Reliance - Garuda acknowledges and agrees that the Vendors have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendors and that no information which is now known or should be known or which may hereafter become known to any of the Vendors or their professional advisers shall limit or extinguish the right to indemnification hereunder.

4.0 PURCHASE AND SALE
    -----------------

4.1 NatPro Shares - Based and relying on the representations and warranties set forth in Part 2, Garuda hereby agrees to purchase the NatPro Shares from the Vendors and the Vendors agrees to sell the NatPro Shares to Garuda, free and clear of all liens, claims, charges, options and encumbrances whatsoever and Garuda hereby agrees to pay the Purchase Price on the terms and conditions hereinafter set forth.

4.2 Purchase Price - The Purchase Price shall be $250,000 allocated pro rata among the Vendors in accordance with their percentage interest in NatPro, as disclosed in Schedule "A" hereto.

4.3 Payment of Purchase Price - The Purchase Price shall be paid by the issuance to the Vendors a total of 500,000 common shares of Garuda at a deemed price of US$0.50 per share (the "Purchase Shares"), pro rata in accordance with their respective interest in NatPro, each Vendor to receive that number of Purchase Shares as is set out opposite their names in Schedule "A" hereto. The Purchase Shares shall be issued at Closing pursuant to section 5.3 hereof.

5.0 CLOSING
    -------

5.1 Closing Date and Location - The transactions contemplated herein shall be completed at 2:00 p.m. on April 1, 2002, at the offices of Armstrong & Company, 480-650 West Georgia Street, Vancouver, B.C., or at such other time or at such other location as may be mutually agreed upon in writing by the parties hereto.

5.2 Vendor's Closing Documents - On the Closing Date, the Vendors shall deliver, or cause to be delivered, to Garuda the documents set forth in subsection 6.1(g) hereof and such other documents as Garuda may reasonably require to perfect the purchase and sale intended hereby.

5.3  Payment of  Purchase  Price - On the  Closing  Date,  Garuda  shall pay the
Purchase Price by delivering to the Vendors or their representatives, Certificates representing the portion of the Purchase Shares allocated to each of the Vendors in Schedule "A" hereto.

5.4 Legending of Purchase Shares - The Vendors acknowledge that the Purchase shares will be issued pursuant to exemptions contained in the Securities Legislation, and will be imprinted with such securities legends as are required thereunder. The Vendors further confirm and acknowledge that no representations have been made by Garuda or its representatives with respect the transferability or liquidity of the Purchase Shares, and the Vendors will obtain independent tax and legal advice with respect to their acceptance of the Purchase Shares hereunder.


6.0 CONDITIONS  PRECEDENT TO THE PERFORMANCE BY GARUDA OF ITS OBLIGATIONS  UNDER
    ----------------------------------------------------------------------------
    THIS AGREEMENT
    --------------

6.1 The obligations of Garuda to complete the purchase of the NatPro Shares shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent:

     (a) NPC Financial Statements - The NPC Financial Statements shall have been completed and delivered to Garuda and be as represented herein;

     (b)  Approvals  -  The   directors  of  Garuda  shall  have   approved  the
          acquisition contemplated herein;

     (c) Truth and Accuracy of Representations of the Vendors at Closing - The representations and warranties of the Vendors made in Section 2 shall be true and correct in all material respects as at the Closing and the Vendors shall have complied in all material respects with his obligations and covenants hereunder;

     (d) Ownership of NPC - NPC shall be a wholly owned subsidiary of NatPro prior to Closing;

     (e) Performance of Obligations - The Vendors shall have caused NatPro and NPC to have performed and complied with all the obligations to be performed and complied with by it in order to complete the intent of this Agreement;

     (f) Absence of Injunctions, etc. - No injunction or restraining order of any Court or administrative tribunal of competent jurisdiction shall be in effect prohibiting the transactions contemplated hereby and no action or proceeding shall have been instituted or be pending before any Court or administrative tribunal to restrain or prohibit the transactions between the parties contemplated hereby;

     (g) Absence of Change of Conditions - No event shall have occurred or condition or state of facts of any character shall have arisen or legislation (whether by statute, rule, regulation, by-law or otherwise) shall have been introduced which might reasonably be expected to have a materially adverse effect upon the financial conditions, results of operations or business prospects of NatPro or NPC;

     (h)  Closing  Documentation  - Garuda shall have  received from the Vendors
          and,  where   applicable,   NatPro  and  NPC  the  following   closing
          documentation:

          (i) share certificates representing all of the issued common shares in NatPro issued in the name of the Vendors, duly endorsed for transfer to Garuda;

          (ii) a certified copy of resolutions of the directors of NatPro authorizing the transfer of the shares contemplated herein, the registration of the respective shares in the name of Garuda and the issuance of share certificates representing the respective shares registered in the name of Garuda;

          (iii)share certificates registered in the name of Garuda, signed by the President of NatPro representing the NatPro Shares being acquired hereunder;

          (iv) resignation of such directors of NatPro and NPC as Garuda may advise;

          (v)  all  other  necessary  consents,   waivers,   and  authorizations
               required to enable the transfer of the respective shares to Garuda as provided for in this Agreement;

          (vi) all such instruments of transfer, duly executed, which in the opinion of Garuda acting reasonably are necessary to effect and evidence the transfer of the NatPro Shares from the Vendors to Garuda free and clear of all liens, charges and encumbrances whatsoever;

          (vi) the corporate minute books and all other books and records of NatPro and NPC and such copies of corporate records for NatPro and NPC as counsel for Garuda may determine is appropriate; and

          (vii) the corporate seals for NatPro and NPC.

     (i) Completion of Due Diligence - Garuda shall have completed its due diligence on NatPro and NPC, and the results of such due diligence shall be satisfactory to Garuda in its discretion, failing which at any time Garuda may provide written notice of its intent to terminate and this Agreement will be terminated immediately upon receipt of such notice by the Vendors ("Termination Date").

6.2 The conditions set forth in this Section 6 are for the exclusive benefit of Garuda and, with the exception of item (a), may be waived by Garuda in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the purchase and sale contemplated by this Agreement by Garuda shall not prejudice or affect in any way the rights of Garuda in respect of the warranties and representations of the Vendors set forth in
Section 2 of this Agreement, and the representations and warranties of the Vendors set forth in Section 2 of this Agreement shall survive the completion and payment of the Purchase Price.

7.0  CONDITIONS PRECEDENT TO THE PERFORMANCE OF THE VENDORS OF THEIR OBLIGATIONS
     ---------------------------------------------------------------------------
     UNDER THIS AGREEMENT
     --------------------

7.1 The obligations of the Vendors to complete the sale of NatPro Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent:

     (a) Truth and Accuracy of Representations of Garuda at Closing Time - All of the representations and warranties of Garuda set forth in Section
          3.1 hereof shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time;

     (b) Performance of Agreements - Garuda shall have complied with and/or performed all its obligations, covenants and agreements herein;

     (c) Approvals - Garuda shall have received, on or before the Closing Date, all approvals necessary to this transaction; and

     (d) Purchase Price - The delivery at Closing, in accordance with paragraph 5.3, of the Purchase Price in the form of the Purchase Shares.


7.2 The conditions set forth in this Section 7 are for the exclusive benefit of the Vendors and may be waived by the Vendors in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the purchase and sale contemplated by this Agreement by the Vendors shall not prejudice or affect in any way the rights of the Vendors in respect of the warranties and representations of Garuda set forth in Section 3 of this Agreement, and the representations and warranties of Garuda set forth in Section 3 of this Agreement shall survive for a period of one year from the date hereof.

8.0 COVENANTS
    ---------

8.1  Covenants of Garuda - Garuda hereby covenants and agrees as follows:


     (a) until the Closing Date, Garuda will carry on its business in the ordinary course, except as otherwise contemplated in this Agreement;

     (b) until the Closing Date, Garuda will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Circular and, without limiting the generality of the foregoing, Garuda will not:

          (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of Garuda's shareholders;

          (ii) with the exception of a private placement of 1,000,000 shares, issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor, other than as is contemplated by this agreement, or as may be agreed upon in writing by the Vendors;

          (iii) make any payment to any director, officer or employee;

     (c) Garuda shall not alter or amend its constating documents as the same exist at the date of this Agreement except as contemplated in the Circular;

     (d) except as consented to in writing by the Vendors, Garuda shall not, until the Closing Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than obligations, expenditures and liabilities relating to the maintenance of its corporate existence and this Agreement;

     (e) Garuda shall furnish to the Vendors such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of Garuda as may reasonably be requested by the Vendors, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

     (f) Garuda shall ensure that the information and financial statements related to Garuda and provided by Garuda shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

     (g) Garuda shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated by this Agreement and, without limiting the generality of the foregoing, Garuda shall use its best efforts:

          (i) to obtain, before the Closing Date, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, governmental or regulatory agencies, boards, commissions or other authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated hereby; and

          (ii) to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary or advisable under applicable laws and regulations to permit the completion of the transaction contemplated herein in accordance with the provisions of this Agreement.

8.2 Covenants of the Vendors and NatPro The Vendors and NatPro hereby covenant and agree as follows:

     (a) The Vendors and/or NatPro shall furnish to Garuda such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of NatPro and NPC as may reasonably be requested by Garuda, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

     (b) The Vendors and/or NatPro shall ensure that the information related to NatPro or NPC and provided by the Vendors or the directors of NatPro shall be true, correct and complete in all material respects and shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

     (c) The Vendors and/or NatPro shall do all such other acts and things as may be necessary or desirable in order to give effect to the transaction contemplated hereby, including all such acts as may be required to ensure that NPC is a wholly owned subsidiary of NatPro as at the Closing Date;

     (d) until the Closing, NatPro agrees, and the Vendors will cause NatPro and NPC, to carry on their businesses in the ordinary course, except as otherwise contemplated in this Agreement;

     (e) until the Closing, NatPro agrees, and the Vendors will not cause, NatPro or NPC to merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or as disclosed to Garuda and, without limiting the generality of the foregoing, neither NatPro nor NPC will:

          (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of their respective shareholders;

          (ii) cause the issuance of any shares or other securities convertible into shares or enter into any commitment or agreement therefore, other than with respect to issuances to Vendor's whose interest is as set out in Schedule "A" hereto;

          (iii)make any payment to any director, officer or employee except pursuant to existing employment arrangements;

     (f) except as otherwise consented to in writing by Garuda, NatPro shall not, and the Vendors shall not permit NatPro nor NPC, until the Closing, to engage in any business, enterprise or other activity different from that carried on by them at the date of this Agreement;

     (g) The Vendors and NatPro shall furnish to Garuda such valuation and technical reports and financial statements, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of NatPro and NPC as may reasonably be requested by Garuda and all other applicable regulatory authorities, which information shall be true and complete in all material respects and shall not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

          (h) The Vendors and NatPro shall do all such other acts and things as may be necessary or desirable in order to give effect to the transactions contemplated herein and, without limiting the generality of the foregoing, the Vendors and NatPro shall use their best efforts to apply for and obtain such other consents, orders or approvals as counsel for Garuda may advise are necessary or desirable for the implementation of this Agreement.

9. EXAMINATIONS AND WAIVERS
   ------------------------

9.1 Access for Investigation - The Vendors shall permit Garuda and its employees, agents, legal counsel, accountants and other representatives, between the date hereof and the Closing Date, to have access during normal business hours to the premises and to all the key employees, books, accounts, records and other data of NatPro and NPC (including, without limitation, all corporate, accounting and tax records and any electronic or computer accessed data) and to the properties and assets of NatPro and NPC, and NatPro and NPC will furnish, and require that their principal bankers, appraisers and independent auditors and other advisors furnish, to Garuda such financial and operating data and other information with respect to the business, properties and assets of NatPro and NPC as Garuda shall from time to time reasonably request to enable confirmation of the matters warranted in Section 2 hereof. It is also the intention of the parties that Garuda will be entitled to meet with NatPro and NPC's major clients, customers and suppliers prior to Closing.

9.2 Disclosure of Information - Until the Closing Time and, in the event of the termination of this Agreement without consummation of the transactions contemplated hereby, thereafter, Garuda will use its best efforts to keep confidential any information (unless otherwise required by law or such information is readily available or becomes readily available, from public or published information or sources) obtained from NatPro or NPC. If this Agreement is so terminated, promptly after such termination all documents, work papers and other written material obtained from a party in connection with this Agreement and not theretofore made public (including all copies and photocopies thereof), shall be returned to the party which provided such material.


10.0 GENERAL
     -------

10.1 Public Notices - The parties hereto agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated and no party hereto shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

10.2 Expenses - All costs and expenses including legal expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Garuda.

10.3 Currency - Unless otherwise specified, all dollar figures contained in this agreement refer to U.S. currency.

10.4 Time - Time shall be of the essence hereof.

10.5 Notices - Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or telecopied to the party to whom it is given or if mailed, by prepaid registered mail, addressed to such party at:

(a)      If to Garuda,

                  John Curry,  President
                  1895 West 26th Street
                  West  Vancouver, BC, V7V 2K4
                  Fax: 604-482-0111

(b)      If to the Vendors,

                  C. Robin Relph, Chairman
                  Natural Program Herbal Laboratories
                  Suite 102 - 2245 West Broadway
                  Vancouver, BC V6K 2E4



with a copy in each case to:

                  Paul Simpson, Esq.  Barrister & Solicitor
                  480 - 650 West Georgia Street
                  Vancouver, British Columbia
                  V6B 4N9
                  Fax (604) 662-3231


or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five (5) business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary course, in which case any notice shall not be effectively given unless it is actually delivered or sent by telecopy. Any notice delivered or telecopied to the party to whom it is addressed shall be deemed to have been given and received on the day it was delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

10.6 Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10.7 Severability - If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

10.8 Entire Agreement - This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, by and between any of the parties hereto with respect to the subject matter hereof.

10.9 Further Assurances - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

10.10 Enurement - This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

10.11 Counterparts - This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written. GARUDA CAPITAL CORP.

per:  /s/
     ---------------------------------------
       Authorized Signatory

NATURAL PROGRAM, INC.


per:   /s/
     ---------------------------------------
       Robin Relph, Director

GARUDA VENTURES  LTD


per:   /s/
     ---------------------------------------
       Robin Relph, Director


SIGNED, SEALED AND DELIVERED        )
by ROBIN RELPH in the presence of:  )
                                    )
__________________________________  )
Name                                )
                                    )        /s/
__________________________________  )        ________________________________
Address                             )        ROBIN RELPH
                                    )
                                    )
                                    )
__________________________________  )
Occupation                          )

SIGNED, SEALED AND DELIVERED        )
by PASCAL ROY in the presence of:   )
                                    )
__________________________________  )
Name                                )
                                    )        /s/
__________________________________  )        ________________________________
Address                             )        PASCAL ROY
                                    )
                                    )
                                    )
__________________________________  )
Occupation                          )

ARAN ASSET MANAGEMENT S.A.


per:  /s/
     ---------------------------------------
       Authorised Signatory



                                                      SCHEDULE "A"

                                                      The Vendors
---------------------------------------------------------- ------------------------------- ---------------------------
Name and address for delivery of Purchase Proceeds:               Number of Common         Purchase Shares Issuable:
                                                                    Shares Held
---------------------------------------------------------- ------------------------------- ---------------------------

Garuda Ventures Ltd.                                                8750 shares                     282,258
P O Box 1109 GT
Mary Street, Grand Cayman
Cayman Islands
British West Indies

---------------------------------------------------------- ------------------------------- ---------------------------

 Pascal Roy                                                         2500 shares                      80,645
#3 - 2285 W. 10th Ave.
Vancouver, BC V6K 2J1
Canada

---------------------------------------------------------- ------------------------------- ---------------------------

Aran Asset Mgmt.                                                    1250 shares                      40,323
Alpenstr. 11
P. O. Box 4010
CH - 6304 Zug

Switzerland

---------------------------------------------------------- ------------------------------- ---------------------------

C. Robin Relph                                                      3000 shares                      96,774
#4, Arbour Island
Old Fort Bay
New Providence

Bahamas

---------------------------------------------------------- ------------------------------- ---------------------------

Total:                                                                 15,500                       500,000
---------------------------------------------------------- ------------------------------- ---------------------------


                                  SCHEDULE "B"
                               Material Contracts

Of NatPro

1.
2.



Of NPC

1.
2.